EXHIIBIT 10.4

AKAMAI TECHNOLOGIES, INC.

Non-Qualified Stock Option Agreement
Granted Under 2013 Stock Incentive Plan

1.	Grant of Option.

This Non-Qualified Stock Option Agreement (this “Agreement”) evidences the grant by Akamai Technologies, Inc., a Delaware corporation (the “Company”), on _____________ (the “Grant Date”) to _________________, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2013 Stock Incentive Plan (the “Plan”), a total of __________________ shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at «Exercise_Price» per Share. Unless earlier terminated, this option shall expire on the seventh anniversary of the Grant Date (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

(a)    General. This option will become exercisable (“vest”) as to ___________________ _________________________________. For purposes of this Section 2(a) the Vesting Start Date shall be the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

(b)    Change in Control.

(i)    Upon a Change in Control Event (as defined in the Plan), notwithstanding anything to the contrary in the Plan, this option shall continue to be subject to the vesting provisions of Section 2(a). In the event that Participant's employment with the Company is terminated by the Company for a reason other than Cause (as defined below), including the Participant's voluntary resignation for Good Reason (as defined below) within twelve months after a Change in Control Event, then 100% of the unvested portion of this option shall vest as of the date of termination of employment.

(ii)    For purposes of this Agreement, “Good Reason” shall mean (A) a material reduction in the Participant's compensation and benefits (including without limitation any bonus plan or indemnity agreement) not agreed to in writing by the Participant; (B) the assignment to the Participant of duties and/or responsibilities that are materially inconsistent with those associated with the Participant's position; or (C) a requirement, not agreed to in writing by the Participant, that the Participant relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Participant was previously performing his or her principal job functions.

(iii)    For purposes of this Agreement, “Cause” shall mean (A) any act or omission by the Participant that has a significant adverse effect on Akamai's business or on the Participant's ability to perform services for Akamai, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (B) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (C) refusal or failure to comply with Akamai's Code of Business Ethics

(iv)    If this option is not assumed as part of a Change in Control Event, the provisions of Section 9(c)(2) of the Plan shall apply.

3.	Exercise of Option.

(a)    Form of Exercise. In order to exercise this option, the Participant shall notify the Company's third-party stock option plan administrator, Charles Schwab & Co., or any successor appointed by the Company (the “Plan Administrator”), of the Participant's intent to exercise this option, and shall follow the procedures established by the Plan Administrator for exercising stock options under the Plan and provide payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 409A of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable in full, within the period of one year following the date of death or disability of the Participant by the Participant, provided that this option shall not be exercisable after the Final Exercise Date.

(e)    Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for Cause”, the right to exercise this option shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for Cause if the Company determines, prior to or simultaneously with the Participant's resignation, that discharge for Cause was warranted.

4.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.	Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

AKAMAI TECHNOLOGIES, INC.

Dated: «Grant_Date»
Name:
Title:

PARTICIPANT'S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2013 Stock Incentive Plan.

PARTICIPANT:

________________________________
            Signature
Name: «Name»
Address: _______________________

_______________________

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